UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 29, 2015

Date of Report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2015, Amyris, Inc. (the “Company”) completed the closings of a private placement (the “Private Offering”) of its common stock for aggregate proceeds of $25 million and of a conversion and restructuring (the “Exchange”) of approximately $175 million of outstanding convertible debt. The Private Offering and the Exchange, and the agreements relating to such transactions, are described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2015 (the “Prior 8-K”), which is incorporated herein by reference.

Exchange

On July 29, 2015, the Company closed the Exchange pursuant to that certain Exchange Agreement, dated as of July 26, 2015 (the “Exchange Agreement”), among the Company, Maxwell (Mauritius) Pte Ltd, an affiliate of Temasek Holdings (Private) Limited (collectively referred to herein as “Temasek”), and Total Energies Nouvelles Activités USA, an affiliate of Total S.A. (referred to herein as “Total”).

Under the Exchange Agreement, at the closing, Temasek exchanged approximately $71 million of outstanding convertible promissory notes (including paid-in-kind and accrued interest through July 29, 2015) and Total exchanged $70 million in principal amount of outstanding convertible promissory notes for shares of the Company’s common stock. The exchange price was $2.30 per share (the “Exchange Price”) and was paid by the exchange and cancellation of such outstanding convertible promissory notes, and Temasek and Total received 30,860,633 and 30,434,782 shares of our common stock, respectively, in the Exchange. The first and second closings contemplated by the Exchange Agreement occurred simultaneously as the conditions precedent for both of such closings (including the consummation of the Private Offering) had been met on July 29, 2015.

Under the Exchange Agreement, Total also received the following warrants, each with a five-year term, at the closing:

•	A warrant to purchase 18,924,191 shares of the Company’s Common Stock (the “Total Funding Warrant”).

•	A warrant to purchase 2,000,000 shares of the Company’s common stock that will only be exercisable if the Company fails, as of March 1, 2017, to achieve a target cost per liter to manufacture farnesene (the “Total R&D Warrant”). The Total Funding Warrant and the Total R&D Warrant are collectively referred to as the “Total Warrants.”

Additionally, under the Exchange Agreement, Temasek received the following warrants:

•	A warrant to purchase 14,677,861 shares of the Company’s common stock.

•	A warrant exercisable for that number of shares of the Company’s common stock equal to (1) (A) the number of shares for which Total exercises the Total Funding Warrant plus (B) the number of additional shares for which the certain convertible notes remaining outstanding following the completion of the Exchange may become exercisable as a result of a reduction in the conversion price of such remaining notes as of a result of and/or subsequent to the date of the Exchange plus (C) that number of additional shares in excess of 2,000,000, if any, for which the Total R&D Warrant becomes exercisable multiplied by a fraction equal to 30.6% divided by 69.4% plus (2) (A) the number of any additional shares for which certain other outstanding convertible promissory notes may become exercisable as a result of a reduction to the conversion price of such notes multiplied by (B) a fraction equal to 13.3% divided by 86.7%.

•	A warrant exercisable for that number of shares of the Company’s common stock equal to 880,339 multiplied by a fraction equal to the number of shares for which Total exercises the Total R&D Warrant divided by 2,000,000. If Total is entitled to, and does, exercise the Total R&D Warrant in full, this warrant would be exercisable for 880,339 shares.

The above-referenced warrants issued to Temasek have ten-year terms and are referred to herein as the “Temasek Warrants” and, the Temasek Warrants and Total Warrants are hereinafter collectively referred to as the “Exchange Warrants”. All of the Exchange Warrants have an exercise price of $0.01 per share.

In addition to the grant of the Exchange Warrants, a warrant issued by the Company to Temasek in October 2013 in conjunction with a prior convertible debt financing (the “2013 Warrant”) became exercisable in full upon the completion of the Exchange. There are 1,000,000 shares underlying the 2013 Warrant, which is exercisable at an exercise price of $0.01 per share.

The exercisability of all of the Exchange Warrants is subject to stockholder approval. The Company intends to solicit such approval promptly and, as further described below, has entered into Voting Agreements (defined below) with certain of the Company’s stockholders and investors pursuant to which such stockholders and investors have agreed to vote in favor of the exercisability of the Exchange Warrants and the exercisability of certain of other warrants to be issued under the transactions contemplated by the Private Offering (as described below, the “Private Offering Warrants”).

Maturity Treatment Agreement

At the closing of the Exchange, the Company, Total and Temasek also entered into a Maturity Treatment Agreement, dated as of July 29, 2015, pursuant to which Total and Temasek agreed to convert any of the Company’s convertible promissory notes held by them that were not cancelled in the Exchange (the “Remaining Notes”) into shares of the Company’s common stock in accordance with the terms of such Remaining Notes upon maturity, provided that certain events of default have not occurred with respect to the applicable Remaining Notes prior to such maturity. As of immediately following the closing, Temasek held $10 million in aggregate principal amount of Remaining Notes and Total held $25 million in aggregate principal amount of Remaining Notes. Including the Remaining Notes, following the closing of the Private Offering and the Exchange, the Company had outstanding approximately $130.9 million in aggregate principal amount of convertible promissory notes, including $25 million with a conversion price of $7.0682 per share, $5 million with a conversion price of $3.08 per share (with such $5 million to be canceled upon final execution of agreements relating to restructuring of a fuels joint venture with Total as discussed in the Prior 8-K), $75 million with a conversion price of approximately $3.74 per share, and $25.9 million (the “Tranche Notes”) with a conversion price of approximately $1.42 per share (with Tranche Notes’ conversion price reduced from conversion prices ranging from $2.44 to $2.87, based on existing anti-dilution adjustments in the Tranche Notes as a result of the Private Offering price.)

Investors’ Rights Agreement

Additionally, the Company, Total, Temasek, Biolding Investment SA and the investors in the Private Offering entered into an amendment, at the closing of the Exchange and the Private Offering, of the Company’s Amended and Restated Investors’ Rights Agreement (pursuant to Amendment 6, as defined below under the caption, “Private Offering”) to provide that shares issued pursuant to the Exchange (including pursuant to the Exchange Warrants) and the Private Offering (including the Private Offering Warrants) will be subject to the registration rights contained therein. See “Private Offering” below for more detail regarding the terms of such amendment.

Voting Agreements

The Company entered into separate Voting Agreements, dated as of July 29, 2015 (the “Voting Agreements”), with Total, Temasek, Naxyris SA, KPCB Holdings, Inc. (as nominee), Foris Ventures, LLC, Biolding Investment SA and certain of the other purchasers in the Private Offering, pursuant to which such existing stockholders or investors have agreed to vote in favor of the approval of the issuance of shares of the Company’s common stock pursuant to the Warrants and the Private Offering Warrants. The stockholders who are party to the Voting Agreements hold approximately 78.2% of the Company’s outstanding Common Stock after giving effect to the closings under the Exchange Agreement and the Private Offering described in this report.

Private Offering

In the Private Offering, on July 29, 2015, the Company sold and issued 16,025,642 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), at a price per share of $1.56, under a Securities Purchase Agreement, dated as of July 24, 2015 (the “SPA”), by and among the Company, Foris Ventures, LLC, Wolverine Flagship Fund Trading Limited, Nomis Bay Ltd., Total, Connective Capital I Master Fund, LTD, Connective Capital Emerging Energy QP, LP and Naxyris SA (collectively, the “Purchasers”). Pursuant to the SPA, the Company agreed to grant to each of the Purchasers a Private Offering Warrant with a term of five years exercisable at an exercise price of $0.01 per share for the purchase of a number of shares of the Company’s common stock equal to 10% of the shares purchased by such investor. The exercisability of the Private Offering Warrants is subject to stockholder approval. The Company intends to solicit such approval promptly, and the parties subject to the Voting Agreements have agreed to vote in favor of the exercisability of these warrants.

Amendment to Investors’ Rights Agreement

In connection with the Private Offering, the Company also entered into Amendment No. 6 to Amended and Restated Investors’ Rights Agreement, dated as of July 29, 2015, (“Amendment 6” and the underlying agreement, as amended, the “Rights Agreement”). Under the Rights Agreement, certain holders of the Company’s outstanding securities can request the filing of a registration statement under the Securities Act of 1933, as amended (the “Act”), covering the shares of Common Stock held by (or issued upon conversion of other Company securities held by) the requesting holders. Further, under the Rights Agreement, if the Company registers securities for public sale, the Company’s stockholders with registration rights under the Rights Agreement have the right to include their shares of Common Stock in the registration statement. Additionally, holders of the Company’s outstanding securities with registration rights under the Rights Agreement can request that the Company register all or a portion of their Common Stock on Form S-3 if the Company is eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $2,000,000. Amendment 6 extended such rights under the Rights Agreement to the Common Stock sold in the Private Offering and to the purchasers who acquired Common Stock under the SPA who were not already parties to the Rights Agreement.

Registration Rights Letter Agreement

The Company and the purchasers in the Private Offering also entered into a letter agreement, dated as of July 29, 2015 (the “Registration Rights Letter”), that sets forth certain obligations of the Company, including the obligation to register, via a Registration Statement filed with the SEC (a “Registration Statement”), shares of Common Stock sold and issued under the Private Offering and shares of Common Stock exercisable under the Private Offering Warrants. Under the terms of the Registration Rights Letter, the Company is required to file such Registration Statement as soon as practicable and in any event no later than 30 days following the signing of the Private Offering and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and no later than the 90th day following the filing of the Registration Statement (or, in the event the SEC reviews and has written comments to the Registration Statement, the 120th calendar day following the filing of the Registration Statement).

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the common stock and warrants, as disclosed in Item 1.01 of this Current Report on Form 8-K, has been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc.
Date: July 30, 2015	By:	/s/ Nicholas Khadder
Nicholas Khadder SVP, Corporate Secretary and General Counsel